EXHIBIT 99.1

May 13, 2013

First Merchants Corporation and CFS Bancorp, Inc. Announce the Signing of a Definitive Merger Agreement

(Muncie, Ind. and Munster, Ind., May 13, 2013) First Merchants Corporation (NASDAQ: FRME) and CFS Bancorp, Inc. (NASDAQ: CITZ) today announced they have executed a definitive agreement whereby CFS will merge with and into First Merchants, and its wholly-owned bank subsidiary, Citizens Financial Bank, will merge with and into First Merchants Bank, NA.

The merger agreement provides that shareholders of CFS will have the right to receive 0.65 shares of First Merchants common stock for each share of CFS common stock owned.  Based on the closing price of First Merchants’ common stock on May 10, 2013 of $16.14, the transaction value is approximately $114.7 million, with an implied price per share of CFS common stock of $10.49.

The transaction is expected to be completed in the fourth quarter of 2013, subject to the affirmative vote of CFS and First Merchants shareholders, regulatory approvals, and other customary conditions.  The combined company, doing business as First Merchants Bank expects to complete its integration during the first quarter of 2014.

First Merchants and CFS will have combined assets of $5.4 billion and create the second largest financial holding company headquartered in Indiana. The combined company will have nearly 100 banking offices in twenty-six Indiana counties, as well as two counties in both Ohio and Illinois.

Michael C. Rechin, President and Chief Executive Officer of First Merchants, said, “Like First Merchants, Citizens has a long history of deep-rooted commitment to community banking and we are excited that it will become the newest member of the First Merchants family.  We believe that our strategy to be a service-driven alternative to our super-regional bank competitors will support the acceleration of the Citizens’ current initiatives while furthering our goal of becoming a more efficient higher performing company.  The Citizens franchise is a logical geographic extension for us given the 20-mile proximity of our nearest branch locations.  Citizens’ markets in Northwest Indiana, and specifically Valparaiso, Merrillville, Schererville, Crown Point and Munster, are very similar to Lafayette, Plainfield and Greenwood Indiana markets.  We believe our partnership will provide our business and consumer customers with broader services, greater access and expanded product offerings, while maintaining our legacy of local community banking.”

“We expect this combination to be mutually beneficial to First Merchants and CFS’s shareholders.  We anticipate earnings per share accretion in 2014 and beyond through identified operating efficiencies of approximately thirty percent resulting in tangible book value earnback of less than three years,” Rechin added.

Daryl D. Pomranke, Citizens’ Chief Executive Officer and President, and Dale S. Clapp, Citizens’ Executive Vice President – Sales Management, will be executives in First Merchants Banks’ newly acquired market, with Mr. Pomranke to serve as Regional President.

Mr. Pomranke stated, “We are excited about the opportunity to become part of the First Merchants family, and believe this partnership will be good for our clients, shareholders and communities.  For several years now, our executive management team, including our CFO Jerry Weberling, and Dale Clapp has been driven to be the community bank of choice in our marketplace.  Our bankers look forward to taking advantage of new product capabilities and continuing to build momentum with our clients as First Merchants. The core values of both companies share a commitment to local decision making, personal service, long-term relationships and community involvement.”

Sandler O'Neill & Partners, L.P. served as financial advisor to First Merchants and rendered a fairness opinion to the company's board of directors in this transaction. First Merchants legal advisor was Bingham Greenebaum Doll LLP.

River Branch Capital LLC served as financial advisor to CFS and rendered a fairness opinion to the company's board of directors in this transaction. Vedder Price P.C.  served as legal advisor to CFS.

CONFERENCE CALL

First Merchants Corporation will conduct a conference call and web cast to discuss the pending acquisition of CFS at 10:30 a.m. (ET) on Monday, May 13, 2013.

To participate, dial (Toll Free) 888-317-6003 and reference First Merchants Corporation’s May 13th Conference Call. International callers please call +1 412-317-6061.

In order to view the web cast and presentation slides, please go to http://services.choruscall.com/links/frme130513.html during the time of the call.

ADDITIONAL INFORMATION

The proposed merger will be submitted to First Merchants’ and CFS’s stockholders for their consideration.  In connection with the proposed merger, First Merchants will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement for First Merchants and CFS and a Prospectus of First Merchants, as well as other relevant documents concerning the proposed transaction.  STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT AND PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY ALL CONTAIN IMPORTANT INFORMATION.  Once filed, you may obtain a free copy of the Proxy Statement and Prospectus, when they become available, as well as other filings containing information about First Merchants and CFS, at the SEC’s Web Site (http://www.sec.gov).  You may also obtain these documents, free of charge, by accessing First Merchants’ Web site (http://www.firstmerchants.com) under the tab “Investors,” then under the heading “Financial Information,” and finally under the link “SEC Filings,” or by accessing CFS’s Web Site (http://www.mybankcitizens.com) under the “Investor Relations” tab, then under the “Financial Documents” tab, and finally under the link “SEC Filings.”

First Merchants and CFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Merchants and CFS in connection with the proposed Merger.  INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST MERCHANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FOR FIRST MERCHANTS’2013 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON MARCH 29, 2013 AND FIRST MERCHANTS’ ANNUAL REPORT ON FORM 10-K FILED ON MARCH 15, 2013.  INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF CFS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FOR CFS’S 2013 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON APRIL 2, 2013.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and Prospectus regarding the proposed merger when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This press release and the related conference call contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.   Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”,  “expect” and similar expressions or future or conditional verbs such as “will”, “would”,  “should”,  “could”,  “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the benefits of the proposed merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and CFS Bancorp, Inc. (“CFS”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise.  These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of the First Merchants and CFS will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants and CFS to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate banks; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission.  First Merchants does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or news release.  In addition, First

Merchants’ and CFS’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

Contact Information

For further information, contact:

Daryl D. Pomranke
President and Chief Executive Officer
CFS Bancorp, Inc.
Telephone: 219-513-5150

David Ortega
First Vice President/Director of Investor Relations
First Merchants Corporation
Telephone: 765-378-8937